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Exhibit 4.2

        OWENS-ILLINOIS GROUP, INC.
OWENS-BROCKWAY GLASS CONTAINER INC.
OI GENERAL FTS INC.
OI PLASTIC PRODUCTS FTS INC.
UNITED GLASS LIMITED
UNITED GLASS GROUP LIMITED
OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
ACI OPERATIONS PTY LIMITED
OI ITALIA S.R.L.
AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

THIRD AMENDMENT
TO SECURED CREDIT AGREEMENT
DATED AS OF SEPTEMBER 27, 2002

        This THIRD AMENDMENT TO SECURED CREDIT AGREEMENT (this "Amendment") is dated as of September 27, 2002 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("Company"), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation ("Owens Brockway"), OI GENERAL FTS INC., a Delaware corporation ("O-I General FTS"), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation ("O-I Plastic"), UNITED GLASS LIMITED, a corporation organized under the laws of England and Wales, UNITED GLASS GROUP LIMITED, a corporation organized under the laws of England and Wales, OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia, ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia, OI ITALIA S.R.L., a limited liability company organized under the laws of Italy, AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A., a joint stock company organized under the laws of Italy, OWENS-ILLINOIS GENERAL, INC., a Delaware corporation, as Borrowers' Agent (in such capacity "Borrowers' Agent"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a "Lender" and collectively, "Lenders") and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), as Administrative Agent (in such capacity, "Administrative Agent") and Collateral Agent (in such capacity, "Collateral Agent") for the Lenders and is made with reference to that certain Secured Credit Agreement dated as of April 23, 2001, as amended by that certain First Amendment to Secured Credit Agreement and Consent dated as of December 31, 2001, as further amended by that certain Second Amendment to Secured Credit Agreement dated as of April 19, 2002 (as so amended, the "Credit Agreement"), by and among the foregoing parties. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

        WHEREAS, Borrowers have requested that the definition of "Consolidated Net Worth" be amended to exclude the effects of the decline in the market value of the pension assets of Holdings and its Subsidiaries for purposes of calculating a certain financial covenant in the Credit Agreement;

        WHEREAS, Owens Brockway intends to issue certain senior secured notes (the "New Senior Notes"), constituting New Senior Debt and may in the future issue other indebtedness resulting in Net Debt Securities Proceeds other than from Receivables Sale Indebtedness (such other Indebtedness, "Other Future Indebtedness");

        WHEREAS, Borrowers desire to agree that, upon the issuance of the New Senior Notes and any Other Future Indebtedness, and the application of the Net Debt Securities Proceeds arising therefrom to repay the Term Loans in full, Borrowers shall not elect to establish the Existing Senior Notes Redemption Sublimit with respect to the first $400 million of such remaining proceeds and to apply an amount equal to such first remaining proceeds to ratably reduce the Revolving Loan Commitments and to prepay the Separated Funded Loans.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO DEFINITIONS

        A.    Additional Definition.    Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition to be included in the appropriate alphabetical order:

        "'Unfunded Accumulated Benefit Obligations' means, as at any date of determination, the amount by which the accumulated benefit obligation of any Pension Plan of Holdings and its Subsidiaries and ERISA Affiliates exceeds the fair value of plan assets of such Pension Plan, calculated in accordance with GAAP and FASB 87."

        B.    Modified Definition.    Subsection 1.1 of the Credit Agreement is hereby amended by modifying the following existing definition:

          1.    "Consolidated Net Worth" is hereby amended and restated in its entirety, as follows:

        "'Consolidated Net Worth' means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Holdings and its Subsidiaries on a consolidated basis determined in conformity with GAAP; provided that no adjustment shall be made in Consolidated Net Worth for changes to other comprehensive income (loss) resulting from (i) the effects of foreign currency translations required or permitted by FASB 52 or (ii) the effects of adjustments relating to Unfunded Accumulated Benefit Obligations required or permitted by FASB 87, in each case for periods subsequent to December 31, 2000; provided further that no adjustment shall be made in Consolidated Net Worth for the effects of the 2002 Additional Asbestos Reserve."

SECTION 2. COMMITMENT REDUCTIONS AND PREPAYMENTS WITH PROCEEDS OF NEW SENIOR NOTES AND OTHER FUTURE INDEBTEDNESS.

        In consideration of the amendments set forth in Section 1, above, Company and each of the Borrowers agree, and the undersigned Lenders executing and delivering this Amendment (which constitute Requisite Lenders) agree, that upon the issuance of the New Senior Notes and Other Future Indebtedness (x) Borrowers shall prepay the Term Loans as required by subsection 2.4A (ii)(e)(1) of the Credit Agreement, (y) Borrowers shall not establish any Existing Senior Notes Redemption Sublimit in respect of the first $400 million of Net Debt Securities Proceeds of the New Senior Notes and Other Future Indebtedness remaining after prepaying the Term Loans (the "Remaining Proceeds Application Amount") and (z) notwithstanding any provision of subsection 2.4A to the contrary (including, without limitation, subsections 2.4A(ii)(e) and 2.4A(iii)) an amount equal to the Remaining Proceeds Application Amount shall be applied ratably to reduce the Revolving Loan Commitments (based upon the commitment amount thereof and not on the amount of outstanding Loans thereunder) and to prepay the Separated Funded Loans (based upon the principal amount of Separated Funded Loans outstanding). Application of Net Debt Securities Proceeds made in accordance with the provisions of this Section 2 of this Amendment shall be deemed application of such proceeds as required by subsection 2.4A(ii)(e).

SECTION 3. CONDITIONS TO EFFECTIVENESS

        This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Third Amendment Effective Date"):

        A.    On or before the Third Amendment Effective Date, Company and each of the Borrowers shall deliver to Administrative Agent such number of originally executed copies of the following as Administrative Agent may request, each, unless otherwise noted, dated the Third Amendment Effective Date:

    (i)
    Signature and incumbency certificates of its officers executing this Amendment; and

    (ii)
    Executed copies of this Amendment.

        B.    On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

        C.    Administrative Agent and Collateral Agent shall have received a written acknowledgement from each of the Subsidiary Guarantors providing that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment, that the Subsidiary Guaranty and each Collateral Document executed by such Subsidiary Guarantor shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and such other matters as Administrative Agent may reasonably request, all in a form satisfactory to Administrative Agent.

SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and each of the Borrowers represents and warrants to each Lender that the following statements are true, correct and complete:

        4.1    Corporate Power and Authority.    Company and each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

        4.2    Authorization of Agreements.    The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Borrower.

        4.3    No Conflict.    The execution and delivery by Company and each Borrower of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any

Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

        4.4    Governmental Consents.    The execution and delivery by Company and each Borrower of this Amendment and the performance by Company and each Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings, consents or notices that have been or will be made or obtained during the period in which they are required to be obtained or made.

        4.5    Binding Obligation.    This Amendment and the Amended Agreement have been duly executed and delivered by Company and each Borrower and are the legally valid and binding obligations of Company and each Borrower, enforceable against Company and each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        4.6    Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        4.7    Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 5. MISCELLANEOUS

        5.1    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i)    On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii)    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent or any other Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        5.2    Fees and Expenses.    Company acknowledges that all costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Domestic Borrowers.

        5.3    Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        5.4    Applicable Law.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        5.5    Counterparts; Effectiveness.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, each Borrower and Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and satisfaction of the conditions set forth in Section 3. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	OWENS-ILLINOIS GROUP, INC.
	By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President
BORROWERS:	OWENS-BROCKWAY GLASS CONTAINER INC.
	By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President
OI GENERAL FTS INC.
	By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President
OI PLASTIC PRODUCTS FTS INC.
	By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

UNITED GLASS LIMITED
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: By Power of Attorney
UNITED GLASS GROUP LIMITED
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: By Power of Attorney
OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: By Power of Attorney
ACI OPERATIONS PTY LIMITED
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: By Power of Attorney
OI ITALIA S.R.L.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: By Power of Attorney
AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: By Power of Attorney

OWENS-ILLINOIS GENERAL INC.
By:	/s/ JAMES W. BAEHREN Name: James W. Baehren Title: Vice President
DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY) Individually and as Administrative Agent and Collateral Agent
By:	/s/ MARY JO JOLLY Name: Mary Jo Jolly Title: Assistant Vice President

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